------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ---------

                                   Form 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                                 -------------

       Date of Report (Date of earliest event reported) February 17, 1999

                                   CULP, INC.

            (Exact name of registrant as specified in its charter)


        North Carolina                  0-12781                56-1001967
 (State or other jurisdiction    (Commission File No.)       (IRS Employer
       of incorporation)                                  Identification No.)



                             101 South Main Street
                       High Point, North Carolina  27260
                   (Address of principal executive offices)
                                (336) 889-5161
             (Registrant's telephone number, including area code)





         (Former name or former address, if changed since last report)





-------------------------------------------------------------------

Item 5. Other Events

See attached Press Release (2 pages) and Financial Information Release (10 pages), both dated February 17, 1999, related to the fiscal 1999 third quarter ended January 31, 1999.

Forward  Looking  Information.  This Report  contains  statements  that could be deemed "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Because of the significant percentage of the Company's sales derived by international shipments, strengthening of the U. S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the Company's products.



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CULP, INC.
                                    (Registrant)


                              By:    Phillip W. Wilson
                                     Vice President and
                                     Chief Financial Officer






Dated:   February 17, 1999

FOR IMMEDIATE RELEASE


                      CULP REPORTS THIRD QUARTER EARNINGS


HIGH POINT, N.C. (Feb. 17, 1999) - Culp, Inc. (NYSE:CFI) today reported earnings for the third fiscal quarter ended January 31, 1999.

      For the three months ended January 31, 1999, Culp reported that net sales amounted to $112.1 million compared with $118.5 million a year ago. Net income for the quarter was $1.5 million, or $0.12 per share diluted, compared with $4.0 million, or $0.31 per share diluted.

      Net sales for the first nine months totaled $350.9 million compared with $340.9 million in the first nine months of fiscal 1998. Net income for the first nine months amounted to $206,000, or $0.02 per share diluted, versus $11.4 million, or $0.88 per share diluted.

      "We are continuing to achieve operational progress as a result of the organizational restructuring completed earlier this year," said Robert G. Culp, III, chief executive officer. "The third fiscal quarter is historically not the strongest period of the year for our business due to seasonal factors. Although net income for the third quarter was lower than a year ago, the level of profitability did improve from the second period. We believe the underlying momentum is positive in several key corporate areas. Customer service has been enhanced as a result of the decision to combine our various operations by major product categories. This alignment is encouraging closer working relationships with accounts and assisting us in the vital process of creating new fabric designs and textures. Our intent is to link design resources with manufacturing capabilities in order to provide the marketplace with innovative designs that offer compelling value for furniture and bedding manufacturers."

      Culp added, "As we have indicated, we believe the impact of the changes that have been implemented will continue into fiscal 2000. We are confident about the fundamental growth opportunities for Culp both in the United States and internationally and are encouraged by the continuing favorable trends in measures such as consumer confidence, employment levels and mortgage rates that have an important influence on consumer spending on home furnishings."


      Culp, Inc. is the world's largest manufacturer and marketer of upholstery fabrics for furniture and is a leading producer of mattress ticking for bedding. The Company's fabrics are used primarily in the production of residential and commercial furniture and bedding products.

                                   CULP, INC.
                         Condensed Financial Highlights
                                  (Unaudited)
                                                     Three Months Ended
                                                January 31,       February 1,
                                                   1999             1998
Net sales                                      $112,093,000      $118,457,000
Net income                                        1,539,000         4,002,000
Net income per share
  Basic                                        $       0.12      $       0.32
  Diluted                                      $       0.12      $       0.31
Average shares outstanding
  Basic                                          12,995,000        12,692,000
  Diluted                                        13,124,000        12,986,000

                                                      Nine Months Ended
                                                January 31,       February 1,
                                                   1999              1998
Net sales                                      $350,919,000      $340,881,000
Net income                                          206,000        11,357,000
Net income per share
  Basic                                        $       0.02      $       0.90
  Diluted                                      $       0.02      $       0.88
Average shares outstanding
  Basic                                          12,997,000        12,663,000
  Diluted                                        13,171,000        12,964,000

This release contains statements that could be deemed "forward-looking statements," within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Because of the significant percentage of the company's sales derived by international shipments, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the company's products.
                                      -END-

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                        CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED JANUARY 31, 1999 AND FEBRUARY 1, 1998

                (Amounts in Thousands, Except for Per Share Data)

                                                  THREE MONTHS ENDED (UNAUDITED)
                                    -----------------------------------------------------------
                                           Amounts                             Percent of Sales
                                    ----------------------                    --------------------
                                    January 31, February 1,  % Over
                                     1999        1998         (Under)           1999      1998
                                    ----------  ----------  --------------    ---------  ---------

Net sales                     $       112,093     118,457     (5.4)%           100.0 %   100.0 %
Cost of sales                          92,911      97,554     (4.8)%            82.9 %    82.4 %
                                    ----------  ----------  --------------    ---------  ---------
      Gross profit                     19,182      20,903     (8.2)%            17.1 %    17.6 %

Selling, general and
  administrative expenses              14,100      13,162      7.1 %            12.6 %    11.1 %
                                    ----------  ----------  --------------    ---------  ---------
      Income from operations            5,082       7,741    (34.3)%             4.5 %     6.5 %

Interest expense                        2,308       2,180      5.9 %             2.1 %     1.8 %
Interest income                           (10)        (73)   (86.3)%            (0.0)%    (0.1)%
Other expense (income), net               492         492      0.0 %             0.4 %     0.4 %
                                    ----------  ----------  --------------    ---------  ---------
      Income before income taxes        2,292       5,142    (55.4)%             2.0 %     4.3 %

Income taxes  *                           753       1,140    (33.9)%            32.9 %    22.2 %
                                    ----------  ----------  --------------    ---------  ---------
      Net income              $         1,539       4,002    (61.5)%             1.4 %     3.4 %
                                    ==========  ==========  ==============    =========  =========

Net income per share                    $0.12       $0.32    (62.5)%
Net income per share, assuming dilution $0.12       $0.31    (61.3)%
Dividends per share                    $0.035      $0.035      0.0 %
Average shares outstanding             12,995      12,692      2.4 %
Average shares outstanding,
 assuming dilution                     13,124      12,986      1.1 %


                                                  NINE MONTHS ENDED (UNAUDITED)
                                    -----------------------------------------------------------

                                           Amounts                             Percent of Sales
                                    ----------------------                    --------------------
                                    January 31,  February 1,   % Over
                                       1999        1998         (Under)         1999      1998
                                    ----------  ----------  --------------    ---------  ---------

Net sales                     $       350,919     340,881      2.9 %           100.0 %   100.0 %
Cost of sales                         297,652     280,510      6.1 %            84.8 %    82.3 %
                                    ----------  ----------  --------------    ---------  ---------
      Gross profit                     53,267      60,371    (11.8)%            15.2 %    17.7 %

Selling, general and
  administrative expenses              44,047      37,710     16.8 %            12.6 %    11.1 %
                                    ----------  ----------  --------------    ---------  ---------
      Income from operations            9,220      22,661    (59.3)%             2.6 %     6.6 %

Interest expense                        7,133       5,280     35.1 %             2.0 %     1.5 %
Interest income                           (82)       (235)   (65.1)%            (0.0)%    (0.1)%
Other expense (income), net             1,866       1,159     61.0 %             0.5 %     0.3 %
                                    ----------  ----------  --------------    ---------  ---------
      Income before income  taxes         303      16,457    (98.2)%             0.1 %     4.8 %

Income taxes  *                            97       5,100    (98.1)%            32.0 %    31.0 %
                                    ----------  ----------  --------------    ---------  ---------
       Net income              $          206      11,357    (98.2)%             0.1 %     3.3 %
                                    ==========  ==========  ==============    =========  =========

Net income per share                    $0.02       $0.90    (97.8)%
Net income per share,assuming dilution  $0.02       $0.88    (97.7)%

Dividends per share                    $0.105      $0.105      0.0 %
Average shares outstanding             12,997      12,663      2.6 %
Average shares outstanding,
assuming dilution                      13,171      12,964      1.6 %


 * Percent of sales column is calculated as a % of income before income taxes.

                         CULP, INC. FINANCIAL INFORMATION RELEASE
                                CONSOLIDATED BALANCE SHEETS
                    JANUARY 31, 1999, FEBRUARY 1, 1998 AND MAY 3, 1998
                                         Unaudited

                                  (Amounts in Thousands)

                                           Amounts
                                  ---------------------------        Increase
                                  January 31,    February 1,        (Decrease)         *
                                                            ----------------------   May 3,
                                      1999         1998       Dollars     Percent     1998
                                  -------------  ----------  ----------   ---------  -------
Current assets
     Cash and cash  investments $          655         348         307      88.2 %     2,312
     Accounts receivable                63,090      73,109     (10,019)    (13.7)%    73,773
     Inventories                        69,210      75,032      (5,822)     (7.8)%    78,594
     Other current assets                7,560       7,202         358       5.0 %     7,808
                                  -------------  ----------  ----------   ---------   -------
             Total current  assets     140,515     155,691     (15,176)     (9.7)%   162,487

Restricted investments                   3,416       3,976        (560)    (14.1)%     4,021
Property, plant & equipment, net       125,885     113,658      12,227      10.8 %   128,805
Goodwill                                51,615      48,558       3,057       6.3 %    55,162
Other assets                             5,017       5,439        (422)     (7.8)%     4,340
                                  -------------  ----------  ----------   ---------   -------

             Total assets       $      326,448     327,322       (874)     (0.3) %   354,815
                                  =============  ==========  ==========   =========   =======



Current liabilities
     Current maturities of
      long-term debt            $        1,678       1,120         558      49.8 %     3,325
     Accounts payable                   25,808      35,921     (10,113)    (28.2)%    37,214
     Accrued expenses                   17,317      12,683       4,634      36.5 %    17,936
     Income taxes payable                    0       1,941      (1,941)   (100.0)%     1,282
                                  -------------  ----------  ----------   ---------   -------
          Total current liabilities     44,803      51,665      (6,862)    (13.3)%    59,757

Long-term debt                         140,210     144,079      (3,869)     (2.7)%   152,312

Deferred income taxes                   11,227       9,965       1,262      12.7 %    11,227
                                  -------------  ----------  ----------   ---------  -------
          Total liabilities            196,240     205,709      (9,469)     (4.6)%   223,296

Shareholders'equity                    130,208     121,613       8,595       7.1 %   131,519
                                  -------------  ----------  ----------   ---------  -------

          Total liabilities and
          shareholders' equity  $      326,448     327,322       (874)      (0.3)%   354,815
                                  =============  ==========  ==========   =========  =======

Shares outstanding                      12,995      12,700         295       2.3 %    13,007
                                  =============  ==========  ==========   =========  =======


*  Derived from audited financial statements.

                                   CULP, INC.
                          FINANCIAL INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE NINE MONTHS ENDED JANUARY 31, 1999 AND FEBRUARY 1, 1998
                                    Unaudited
                             (Amounts in Thousands)

                                                             NINE MONTHS ENDED
                                                          ------------------------
                                                                   Amounts
                                                          ----------------------
                                                        January 31,  February 1,
                                                            1999       1998
                                                         ----------- ----------
Cash flows from operating activities:
    Net income                                          $        206     11,357
    Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
         Depreciation                                         13,785     10,660
         Amortization of intangible assets                     1,174        883
         Changes in assets and liabilities:
           Accounts receivable                                10,546    (16,418)
           Inventories                                         9,984    (16,330)
           Other current assets                                  303     (1,752)
           Other assets                                          (95)    (1,942)
           Accounts payable                                   (8,609)     8,783
           Accrued expenses                                     (973)    (2,175)
           Income taxes payable                               (1,282)       361
                                                           ----------- ---------
              Net cash provided by (used in) operating
               activities                                     25,039     (6,573)
                                                           ----------- ---------
Cash flows from investing activities:
    Capital expenditures                                      (8,500)   (28,183)
    Purchases of restricted investments                          (73)    (8,724)
    Purchase of investments to fund deferred
     compensation liability                                     (735)      (581)
    Sale of restricted investments                               678     15,766
    Businesses acquired                                            0    (37,156)
                                                           ----------- ---------
              Net cash used in investing activities           (8,630)   (58,878)
                                                           ----------- ---------
Cash flows from financing activities:
    Proceeds from issuance of long-term debt                   2,535     77,600
    Principal payments on long-term debt                     (16,284)    (9,042)
    Change in accounts payable-capital expenditures           (2,800)    (2,765)
    Dividends paid                                            (1,365)    (1,333)
    Common stock issued (purchased)                             (152)       509
                                                           ----------- --------
              Net cash provided by (used in) financing
               activities                                    (18,066)    64,969
                                                           ----------- ---------
Decrease in cash and cash investments                         (1,657)      (482)

Cash and cash investments at beginning of period               2,312        830
                                                           ----------- ---------

Cash and cash investments at end of period               $       655        348
                                                           =========== =========

                        CULP, INC. FINANCIAL INFORMATION RELEASE
                                   FINANCIAL ANALYSIS
                                    JANUARY 31, 1999


                                         FISCAL 98                 FISCAL 99
                                         --------  ---------------------------------------   ---------
                                           Q3         Q1        Q2        Q3        Q4         LTM
                                         --------  ---------------------------------------   ---------

INVENTORIES
      Inventory turns                       5.4         4.9       5.7       5.2

RECEIVABLES
      Days sales in receivables              52          48        52        47
      Percent current &
       less than 30 days past due          94.1%       93.8%     94.9%     94.1%

WORKING CAPITAL
      Current ratio                         3.0         3.1       3.0       3.1
      Working capital turnover (4)          4.7         4.5       4.4       4.4
      Operating working capital (4)      $112,220   $111,481  $112,750  $106,492

PROPERTY, PLANT & EQUIPMENT
      Depreciation rate                     7.4%        7.7%      8.4%      7.9%
      Percent property, plant &
       equipment are depreciated           44.8%       43.8%     45.0%     46.1%
      Capital expenditures               $35,879 (1)  $2,858    $3,585    $2,057


PROFITABILITY
      Return on average total capital       8.3%      (1.6%)      4.2%      4.5%                 3.8%
      Return on average equity             13.4%      (8.1%)      4.1%      4.7%                 3.4%
      Net income (loss) per share          $0.32     ($0.20)     $0.10     $0.12                $0.34
      Net income (loss) per
       share (diluted)                     $0.31     ($0.20)     $0.10     $0.12                $0.33

LEVERAGE (3)
      Total liabilities/equity            169.2%      167.2%    164.9%    150.7%
      Funded debt/equity                  116.1%      119.7%    115.0%    106.3%
      Funded debt/capital employed         53.7%       54.5%     53.5%     51.5%
      Funded debt                       $141,223    $153,559  $148,479  $138,472
      Funded debt/EBITDA (LTM) (6)          2.95        3.75      3.95      3.91
      EBITDA/Interest
       expense, net (LTM)                    7.5      4.9       4.2       3.9

OTHER
      Book value per share               $9.58       $9.87     $9.94    $10.02
      Employees at quarter end           3,771       4,230     4,014     3,949
      Sales per employee (annualized) $129,000    $103,000  $124,000  $113,000
      Capital employed (3)            $262,836    $281,831  $277,603  $268,680
      Effective income tax rate          22.2%       33.0%     33.0%     32.9%
      EBITDA  (2)                      $11,390      $3,142    $9,649    $9,522                $34,109
      EBITDA/net sales                    9.6%        2.8%      7.5%      8.5%                   7.0%


  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Long-term debt, funded debt and capital employed are all net of restricted investments.
  (4) Working capital for this calculation is accounts receivable, inventories and accounts payable.
  (5) LTM represents "Latest Twelve Months"
  (6) EBITDA includes capitalized interest and pro forma amounts for acquisitions.

                  CULP, INC. FINANCIAL INFORMATION RELEASE
                   SALES BY PRODUCT CATEGORY/BUSINESS UNIT
FOR THE THREE MONTHS AND NINE MONTHS ENDED JANUARY 31, 1999 AND FEBRUARY 1, 1998
                             (Amounts in thousands)

                                     THREE MONTHS ENDED (UNAUDITED)
                           ---------------------------------------------------
                                Amounts                      Percent of Total
                                                                  Sales
                           ------------------               -------------------
                           January 31, February 1, % Over
Product                        1999      1998      (Under)      1999      1998
Category/Business Unit
-------------------------   ---------  ---------  ----------  --------  --------
Upholstery Fabrics
    Culp Decorative Fabrics $  50,520    53,415    (5.4)%     45.1 %     45.1 %
    Culp Velvets/Prints        34,949    44,020   (20.6)%     31.2 %     37.2 %
                             --------  --------  ----------  --------  ---------
                               85,469    97,435   (12.3)%     76.2 %     82.3 %

Mattress Ticking
    Culp Home Fashions         22,536    20,261    11.2 %     20.1 %     17.1 %

Yarn
   Culp Yarn                    4,088       761   437.2 %      3.6 %      0.6 %
                             --------  --------  ----------  --------  ---------

                          * $ 112,093   118,457    (5.4)%     100.0%    100.0 %
                             ========  ========  ==========  ========  =========


                                     NINE MONTHS ENDED (UNAUDITED)
                           ---------------------------------------------------

                                Amounts                      Percent of Total
                                                                  Sales
                           ------------------               -------------------
                          January 31, February 1,   % Over
Product                       1999      1998      (Under)      1999      1998
Category/Business Unit
-------------------------  ---------  ---------  ----------  --------  ---------
Upholstery Fabrics
    Culp Decorative Fabrics $ 161,538   150,010       7.7 %     46.0 %     44.0 %

    Culp Velvets/Prints       103,671   126,345     (17.9)%     29.5 %     37.1 %
                             --------  --------   ----------  --------  ---------
                              265,209   276,355      (4.0)%     75.6 %     81.1 %

Mattress Ticking
    Culp Home Fashions         68,659    63,765       7.7 %     19.6 %     18.7 %

Yarn
   Culp Yarn                   17,051       761   2,140.6 %      4.9 %      0.2 %
                             --------  --------   ----------  --------  ---------

                          * $ 350,919   340,881       2.9 %     100.0%    100.0 %
                             ========  ========   ==========  ========  =========


* U.S. sales were $88,152 and $79,873 for the third quarter of fiscal 1999 and fiscal 1998, respectively; and $266,934 and $242,123 for the nine months of fiscal 1999 and fiscal 1998, respectively. The percentage increase in U.S. sales was 10.4% for the third quarter and an increase of 10.2% for the nine months.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
FOR THE THREE MONTHS AND NINE MONTHS ENDED JANUARY 31, 1999 AND FEBRUARY 1, 1998

                             (Amounts in thousands)

                                       THREE MONTHS ENDED (UNAUDITED)
                           -------------------------------------------------------

                                         Amounts                        Percent of Total
                                                                              Sales
                                    ---------------------               ---------------------
                                    January 31,  February 1,  % Over
   Geographic Area                    1999        1998       (Under)      1999       1998
-----------------------            -----------  ----------  ---------   ---------   ---------
North America (Excluding USA) $       7,280      7,562         (3.7)%       30.4 %     19.6 %
Europe                                3,881     11,581        (66.5)%       16.2 %     30.0 %
Middle East                           6,711      9,326        (28.0)%       28.0 %     24.2 %
Far East & Asia                       4,993      7,957        (37.3)%       20.9 %     20.6 %
South America                           555      1,230        (54.9)%        2.3 %      3.2 %
All other areas                         521        928        (43.9)%        2.2 %      2.4 %
                                 ----------  ---------      ---------    ---------   ---------

                              $      23,941     38,584        (38.0)%      100.0 %    100.0 %
                                 ==========  =========        =========  =========   =========


                                       NINE MONTHS ENDED (UNAUDITED)
                           -------------------------------------------------------
                                    Amounts                       Percent of Total
                                                                       Sales
                              ---------------------             ---------------------
                                January 31,  February 1, % Over
   Geographic Area                 1999        1998     (Under)     1999       1998
-----------------------         ----------  ---------  ---------  ---------   ---------
North America (Excluding USA)$      23,035     22,574     2.0 %       27.4 %     22.9 %
Europe                              14,787     22,811   (35.2)%       17.6 %     23.1 %
Middle East                         25,071     23,452     6.9 %       29.9 %     23.7 %
Far East & Asia                     15,296     23,951   (36.1)%       18.2 %     24.3 %
South America                        2,793      3,487   (19.9)%        3.3 %      3.5 %
All other areas                      3,003      2,483    20.9 %        3.6 %      2.5 %
                                ----------  ---------  ---------  ---------   ---------

                             $      83,985     98,758   (15.0)%      100.0 %    100.0 %
                                ==========  =========  =========  =========   =========


International sales, and the percentage of total sales, for each of the last seven fiscal years follows: fiscal 1992-$37,913 (20%); fiscal 1993-$41,471 (21%); fiscal 1994-$44,038 (18%); fiscal 1995-$57,971 (19%); fiscal 1996-$77,397
(22%);   fiscal   1997-$101,571   (25%);  and  fiscal   1998-$137,223   (29%)  .
International sales for the third quarter represented 21.4% and 32.6% for 1999 and 1998, respectively. Year-to-date international sales represented 23.9% and 29.0% of total sales for 1999 and 1998, respectively.

                                   Culp, Inc.
                     SALES BY BUSINESS UNIT - TREND ANALYSIS
                              1997 vs 1998 vs 1999
                                    Unaudited
                             (Amounts in thousands)

                                            Fiscal 1997                                      Fiscal 1998
                            ---------------------------------------------     ------------------------------------------
 Product Category/Business     Q1       Q2       Q3       Q4     TOTAL          Q1      Q2       Q3       Q4     TOTAL
           Units
----------------------------
Upholstery Fabrics
    Culp Decorative Fabrics    38,966  45,723   39,342   43,699  167,730      39,814   56,781   53,415   60,155 210,165
    Culp Velvets/Prints        34,867  40,233   40,387   40,980  156,467      38,397   43,928   44,020   45,044 171,389
                            ---------------------------------------------     ------------------------------------------
                               73,833  85,956   79,729   84,679  324,197      78,211  100,709   97,435  105,199 381,554

Mattress Ticking
    Culp Home Fashions         16,696  19,248   17,739   20,999   74,682      21,287   22,217   20,261   23,520  87,285

Yarn
    Culp Yarn
                                    -       -        -        -        -           -        -      761    7,115   7,876
                            ---------------------------------------------     ------------------------------------------

                               90,529 105,204   97,468  105,678  398,879      99,498  122,926  118,457  135,834 476,715
                            =============================================     ==========================================


                   Percent increase(decrease) from prior year:
Product Category/Business Units
----------------------------------------------------------------------------------------------------------------------------
Upholstery Fabrics
    Culp Decorative Fabrics      18.3    12.4      0.2     (4.4)     5.8         2.2     24.2     35.8     37.7    25.3
    Culp Velvets/Prints          48.2    25.4     26.9      7.1     24.5        10.1      9.2      9.0      9.9     9.5
                            ---------------------------------------------     ------------------------------------------
                                 30.8    18.1     12.2      0.8     14.0         5.9     17.2     22.2     24.2    17.7

Mattress Ticking
    Culp Home Fashions            5.1     7.4     15.3     15.5     10.8        27.5     15.4     14.2     12.0    16.9

Yarn
    Culp Yarn                       -       -        -        -        -           -        -    100.0    100.0   100.0
                            ---------------------------------------------     ------------------------------------------

                                 25.1    16.0     12.7      3.4     13.4         9.9     16.8     21.5     28.5    19.5
                            =============================================     ==========================================

   Overall Growth Rate

Internal (without acquisitions)  25.1    16.0     12.7      3.4     13.4         9.9      6.6      9.2     11.6     9.3
External                            -       -        -        -        -           -     10.2     12.3     16.9    10.2
                            ---------------------------------------------     ------------------------------------------
                                 25.1    16.0     12.7      3.4     13.4         9.9     16.8     21.5     28.5    19.5
                            =============================================     ==========================================

                                   Culp, Inc.
                     SALES BY BUSINESS UNIT - TREND ANALYSIS
                              1997 vs 1998 vs 1999
                                    Unaudited
                             (Amounts in thousands)


                                                Fiscal 1999
                                   --------------------------------------
 Product Category/Business           Q1      Q2      Q3     Q4    TOTAL
           Units
----------------------------
Upholstery Fabrics
    Culp Decorative Fabrics          51,445  59,573 50,520        161,538
    Culp Velvets/Prints              29,994  38,728 34,949        103,671
                                    --------------------------------------
                                     81,439  98,301 85,469        265,209

Mattress Ticking
    Culp Home Fashions               22,632  23,491 22,536         68,659

Yarn
    Culp Yarn
                                      6,596   6,367 4,088          17,051
                                    --------------------------------------

                                    110,667 128,159 112,093       350,919
                                    ======================================

                  Percent increase(decrease) from prior year:
Product Category/Business Units
----------------------------       -------------------------------------
Upholstery Fabrics
    Culp Decorative Fabrics          29.2     4.9   (5.4)           7.7
    Culp Velvets/Prints             (21.9)  (11.8) (20.6)         (17.9)
                                  --------------------------------------
                                      4.1    (2.4) (12.3)          (4.0)

Mattress Ticking
    Culp Home Fashions                6.3     5.7   11.2            7.7

Yarn
    Culp Yarn                       100.0   100.0  437.2        2,140.6
                                  --------------------------------------

                                     11.2     4.3   (5.4)           2.9
                                  ======================================

   Overall Growth Rate

Internal (without acquisitions)      (4.6)   (0.9)  (8.5)          (4.6)
External                             15.8     5.2    3.1            7.5
                                   -------------------------------------
                                     11.2     4.3   (5.4)           2.9
                                  ======================================



                                                      (Page 8 of 10)



                   CULP, INC. FINANCIAL INFORMATION RELEASE
                             FINANCIAL NARRATIVE
for the three and nine month periods ended January 31, 1999 and February 1, 1998


INCOME STATEMENT COMMENTS

      GENERAL - Net sales decreased 5.4% to $112.1 million, and the company reported net income of $1.5 million compared with net income of $4.0 million for the third quarter of last year. Net sales for the quarter, excluding Artee Industries, decreased 8.5% versus the same quarter of last year. Artee Industries was acquired at the beginning of the fourth quarter of fiscal 1998. For the nine months ended January 31, 1999, the company reported net income of $206,000, or $.02 per share, compared with net income of $11.4 million, or $0.88 per share diluted, in the year-earlier period.

      The company continues to emphasize several key competitive strengths:

Broad Product Offering - marketing one of the broadest product lines in the upholstery fabrics and mattress ticking industry. Through its extensive manufacturing capabilities, the company competes in every major category of the industry except leather;

Diverse Global Customer Base - penetrating other end-use markets in addition to U. S. residential furniture, such as bedding, international, commercial furniture and juvenile furniture, and avoiding reliance upon a single customer or small group of dominant customers. No one customer accounted for more than 8% of net sales during the third quarter of fiscal 1999;

Design  Innovation - investing  in the design of new  patterns  and  textures.
   The company's state-of-the-art design center, which opened in January 1998 in Burlington, North Carolina, has enabled most of the company's design resources to be consolidated into one facility which offers advanced CAD systems for the design process;

Vertical Integration - realizing additional manufacturing integration by utilizing the resources now controlled for producing the raw material components used in the manufacture of its products; and

Ability to Integrate Acquisitions - investing in selective acquisitions complementary to existing business units.

      NET SALES - Compared with the third quarter of last year, upholstery fabric sales decreased 12.3% to $85.5 million; mattress ticking sales increased 11.2% to $22.5 million; and yarn sales contributed $4.1 million for the quarter (See Sales by Business Unit schedule on Page 5 and Sales by Business Unit - Trend Analysis on Page 7). International sales were down 38.0% for the quarter.

      The decline in sales of upholstery fabrics was due principally to a pronounced slowdown in international sales of wet and heat-transfer printed flock fabrics. This trend, which the company believes has also affected other manufacturers of upholstery fabrics, became apparent after the close of fiscal 1998 and has been persistent thus far in fiscal 1999. A large percentage of the company's sales of this product line were being shipped directly or indirectly to customers in the emerging markets of Russia and other former Soviet countries and Eastern Europe. All of these areas are generally experiencing very weak economic conditions which, in turn, have affected demand for furniture and other home furnishings. The company has significantly curtailed production schedules for these fabrics and has shifted its marketing focus for this product category to geographic areas where demand is more favorable. The company is seeking to build a diversified geographic base of customers internationally to minimize the exposure to economic uncertainties in any single geographic area.

                   CULP, INC. FINANCIAL INFORMATION RELEASE
                             FINANCIAL NARRATIVE
 for the three and nine month periods ended January 31, 1999 and February 1,
                                     1998



      The increased sales over the prior year by Culp Home Fashions during the third quarter marked a continuation of the longer-term expansion that this business unit has experienced. Culp's growth in these sales has been driven by the introduction of new designs and fabric constructions as well as the advantages of the company's vertical integration. In particular, Culp's ability to manufacture the jacquard greige, or unfinished, goods that are then printed to produce mattress ticking has aided the company in meeting faster delivery schedules and providing improved overall customer service.

      GROSS PROFIT - Gross profit declined 8.2% for the quarter versus a year ago. The decline was due principally to lower margins at the Culp Decorative Fabrics and Culp Velvets/Prints units. Factors contributing to reduced profitability of Culp Decorative Fabrics include lower-than-expected sales and competitive pressure on pricing, especially in the jacquard product category. The lower gross profit at Culp Velvets/Prints was due to the sharp decline in international sales of printed flock fabrics. Although this business unit has taken substantial steps to reduce operating expenses, it continued to be affected by excess manufacturing capacity and lower absorption of fixed costs during the third quarter.

      To help offset the pressure on gross margins, the company has instituted a number of actions. A major change involved a reorganization from six to four business units during the first quarter. This new corporate alignment grouped related operations together and was accompanied by several changes in managerial positions. Steps underway to improve profitability that are related to this realignment include a significant reduction in the capacity for manufacturing printed flock fabrics, comprehensive programs to reduce inventories and an intense effort to reduce operating expenses and raise productivity.

      S,G&A EXPENSES - S,G&A expenses for the third quarter rose as a percentage of sales to 12.6% from 11.1 % for the same period of last year. This increase was due principally to the shortfall in sales from the volume that the company had planned to support. The increase in absolute dollars from a year ago resulted from the Artee acquisition, increased costs in sampling new product and higher costs for credit expenses.

      INTEREST EXPENSE - Interest expense increased 5.9% compared with the year-earlier quarter due to higher average borrowings outstanding. The increased borrowings related principally to the acquisition during fiscal 1998 of Artee Industries and the relatively high level of capital expenditures in fiscal 1998.

      OTHER EXPENSE (INCOME), NET - Other expense (income) of $492,000 was comparable with the year-earlier quarter.

      INCOME TAXES - The effective tax rate for the quarter was 32.9% compared with 22.2% for the prior year. The lower tax rate in the prior year resulted from higher than expected tax benefits related to the company's foreign sales corporation ("FSC").

      EBITDA - EBITDA for the quarter decreased to $9.5 million from $11.4 million for last year's third quarter and represented 8.5% of net sales compared with 9.6% of net sales for the same period of last year.

                   CULP, INC. FINANCIAL INFORMATION RELEASE
                             FINANCIAL NARRATIVE
 for the three and nine month periods ended January 31, 1999 and February 1,
                                     1998



BALANCE SHEET COMMENTS

      WORKING CAPITAL - Accounts receivable decreased 13.7% from February 1, 1998, while sales decreased 5.4% for the third quarter. Days sales outstanding represented 47 days, down from 52 days at February 1, 1998 and from 49 days at May 3, 1998. Additionally, the aging of accounts receivable was 94.1% current and less than 30 days past due versus 94.1% at February 1, 1998. Inventories decreased 7.8 % from February 1, 1998, and inventory turns were 5.2 versus 5.4 for last year's third quarter. The inventory decrease is due to a decrease in upholstery fabric inventories. Operating working capital (comprised of accounts receivable, inventory and accounts payable) decreased to $106.5 million at January 31, 1999, for the reasons mentioned above, from $112.2 million at February 1, 1998. The balance at May 3, 1998 was $115.2 million.

      PROPERTY, PLANT AND EQUIPMENT - For fiscal 1999, the company has significantly reduced its planned capital spending to $10-$15 million as compared with $35.9 million spent in fiscal 1998. Culp is focused instead on improving the results of the investments made during fiscal 1997 and fiscal 1998. The two largest projects that are currently underway for fiscal 1999 are: (a) completion of the polypropylene yarn extrusion expansion, which began in early fiscal 1998; and (b) building expansions in the Culp Home Fashions business unit to accommodate growth in the company's sales of mattress ticking. Depreciation for fiscal 1999 is currently estimated to be approximately $19 million.

                LONG-TERM DEBT - The company's funded debt-to-capital ratio was 51.5% at January 31, 1999, down from 53.7% at February 1, 1998 and from 53.5% at May 3, 1998. Funded debt was $138.5 million at January 31, 1999, down from $141.2 million at February 1, 1998 and from $151.6 million at May 3, 1998. (Funded debt equals long-term debt, including current maturities, less restricted investments, which represent unspent IRB funds). The decrease in funded debt from May 3, 1998 resulted primarily from an operating cash flow of $25.0 million, offset by capital expenditures of $8.5 million and a decrease in accounts payable related to capital expenditures of $2.8 million.